Exhibit 10.74

AGREEMENT

Agreement dated June 30, 2006 between Tecstar Automotive Group, Inc., an Indiana corporation (“Assignee”) and Comerica Bank, a Michigan banking corporation (“Assignor”).

RECITALS:

A. Assignor has various loans (“Loans”) outstanding to Concord Coatings, Inc. (“Borrower”). The Loans are secured by certain personal property collateral (the “Collateral”) as described in that certain Security Agreement (All Assets) dated September 19, 2005 executed by Borrower in favor of Assignor (“Security Agreement”). The obligations of Borrower to Assignor are guaranteed under those certain guaranties (the “Guaranties”) executed by Tarxien Automotive Products, Ltd. and LJW Holdings, Ltd. (“Guarantors”).

B. The Loans are evidenced by a promissory note (“Note”) as identified below:

Notes	Date	Original Principal Amount
Master Revolving Note-Demand	September 19, 2005	CDN $1,500,000

The parties agree as follows:

1. Subject to the terms and conditions of this Agreement, and upon payment of the Purchase Price, on the Effective Date:

(a) Assignor shall assign to Assignee the Note, its interest in the Security Agreement, and the Guaranties (collectively, the “Loan Documents”).

(b) The sale shall entitle Assignee to exercise all of Assignor’s rights, with respect to the Loan Documents, and any other rights on account of such documents which Assignor may have against Borrower or its assets.

(c) In consideration of the assignment of the Loan Documents, Assignee shall pay to Assignor the Purchase Price as set forth in 3 below.

(d) The assignment of the Loan Documents is made by Assignor without recourse or warranty of any type or kind to the Assignor, and, except as expressly provided in this Agreement, without any representation, whether express or implied in fact or by law, of any kind by Assignor.

2. Upon payment in full of the Purchase Price, Assignor shall deliver to Assignee the Note (the Note shall be endorsed by Assignor to Assignee without recourse or warranty, which endorsement however shall in no way abridge or limit any of the express representations of warranties contained in this Agreement), the Security Agreement and Guaranties, and shall execute and deliver to Assignee such assignments to Assignee of registration statements and such other documents as may be reasonably requested and prepared by Assignee in order to effect the transfer of the Loan Documents. All such assignments shall be without recourse, representation or warranty, except that Assignor has not sold, assigned, transferred or pledged its interest in such Loan Documents and any other express representations and warranties contained in this Agreement.

3. The “Effective Date” shall be June 30, 2006. The “Purchase Price” is One Million Three Hundred Sixty Three Thousand Seven Hundred Twenty Eight and 63/100 Canadian Dollars (CDN$1,363,728.63).

4. Assignor represents to Assignee that:

(a) Assignor is a Michigan banking corporation, incorporated and validly existing under the laws of the State of Michigan and has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement;

(b) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action and does not and will not (i) require any consent or approval of shareholders, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, determination or award presently in effect having applicability to the Assignor or any provision of Assignor’s articles or by-laws, or (iii) result in a breach or constitute a default under any agreement to which Assignor is a party or by which it is bound;

(c) this Agreement constitutes a legal, valid and binding obligation of Assignor enforceable against it in accordance with its terms;

(d) Assignor has not sold, assigned, transferred or pledged its interest in any of the Loan Documents and Assignor owns the Note free and clear of any lien or other encumbrance; and

(e) the Purchase Price, as provided in Section 3, is the total amount of principal and interest outstanding under the Loan Documents plus costs required to be paid by the Borrower as of the Effective Date as reflected on the books and records of the Bank as of the Effective Date.

5. Assignee represents to Assignor that:

(a) Assignee is an Indiana corporation, incorporated and validly existing under the laws of the State of Indiana and has all requisite power and authority to execute and deliver, and to perform all of its obligations under this Agreement.

(b) the execution, delivery and performance of this Agreement does not and will not (i) require any consent or approval of shareholders (ii) violate any law, rule, regulation, order, writ, judgment, injunction, determination or award presently in effect having applicability to the Assignee or any provision of Assignee’s articles or by-laws, or (iii) result in a breach or constitute a default under any agreement to which Assignee is a party or by which it is bound;

(c) this Agreement constitutes a legal, valid and binding obligation of Assignee enforceable against it in accordance with its terms; and

(d) Assignee (i) has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of the purchase of the Note and the Security Agreement; (ii) is knowledgeable regarding the financial status of Borrower, the Loan Documents and all of Borrower’s assets; (iii) has agreed to purchase the Loan Documents on the basis of its own independent investigation, evaluation and credit determination and has not sought or relied upon any representation or warranty from Assignor (except those representations expressly stated in Section 4 of this Agreement) or information provided by or statements made by Assignor or its representatives; (v) is purchasing the Loan Documents for Assignee’s own account and not with a view to, or for sale in connection with, any public distribution which would violate applicable securities laws; and (vi) the purchase and sale of the Loan Documents is exempt from registration under applicable Blue Sky or securities law.

6. Assignee agrees to defend and indemnify Assignor against and hold Assignor harmless, from any and all liability, claim, cost, loss, damage or expense (including reasonable attorney fees) which Assignor shall incur or suffer as a result of or arising out of or in connection with (a) any breach by Assignee of any representation or warranty of Assignee contained in this Agreement, (b) any failure by Assignee to carry out any of its obligations under this Agreement, (c) any act or omission of Assignee occurring after the date of this Agreement, and (d) any claims or damages of any kind arising out of, or relating to the Loan Documents of which Assignee has knowledge as of the date of this Agreement.

7. The parties covenant and agree to execute and deliver all such documents and to take all such further actions, including the provision of information, as the other may reasonably deem necessary, from time to time, to carry out the intent and purpose of this Agreement and to consummate the contemplated transactions.

8. The agreements, representations and warranties of the parties shall survive the Effective Date.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without reference to conflicts of laws.

10. This Agreement sets forth the entire agreement and understanding of the parties, and supersedes all prior agreements and understandings between the parties with respect to the assignment. This Agreement shall be binding on, and inure to the benefit of, the parties and their successors and assigns.

11. This Agreement may be signed in counterparts, each of which shall be an original and both of which taken together shall constitute one agreement.

12. ASSIGNOR, ASSIGNEE AND EACH PARTY ACKNOWLEDGING THIS AGREEMENT ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO

TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE LOANS, THE NOTE OR THE SECURITY AGREEMENT.

13. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

ASSIGNOR:

COMERICA BANK

By:

Its:

ASSIGNEE:

TECSTAR AUTOMOTIVE GROUP, INC.

By:

Its:

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledge and agree:

(1) the foregoing Agreement providing for assignment of the Note and Assignor’s interest in the Security Agreement and Guaranties to Assignee is with the consent of the undersigned;

(2) the recitals are true and correct;

(3) in consideration of the assignment of the Note and Assignor’s interest in the Security Agreement and Guaranties, the undersigned, in every capacity, knowingly and voluntarily release Assignor, its employees, agents, affiliates, subsidiaries, successors and assigns, from any claim, right or cause of action which now exists or hereafter arises as a result of acts, omissions or events occurring prior to the date hereof, whether known or unknown, arising from or in any way related to the foregoing Agreement, the Loans, the Note, the Security Agreement, the Guaranties, and other loan documents or the relationship among Assignor, Borrower and Guarantor, or any of them;

(4) the Purchase Price is the total amount of principal and interest outstanding under the Note as of the Effective Date;

(5) that the Loan Documents constitute the legal, valid and binding obligations of Borrower and Guarantors and are enforceable in accordance with their terms and Borrower and Guarantors have no defenses, setoff rights or counterclaims arising under or related to the Loan Documents;

(6) that except for any liens arising under the Loan Documents, Borrower has good and marketable title to all of its assets; and

(7) that Assignee is entitled to rely on the representations made by Borrower and Guarantors contained herein.

Dated: June 30, 2006

BORROWER:

CONCORD COATINGS, INC.

By:

Its:

GUARANTORS:

TARXIEN AUTOMOTIVE PRODUCTS, LTD.

By:

Its:

LJW HOLDINGS, LTD.

By:

Its: